EXHIBIT 32.2

Certification of Periodic Financial Reports

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Allient Inc. (the “Company”) certifies to his knowledge that:

(1)	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2026 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	The information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2026	/s/ James A. Michaud
James A. Michaud
Chief Financial Officer